         SALES SUPPORT AGREEMENT


         AGREEMENT made as of the 1st day of April, 1999, by and between THE PENN MUTUAL LIFE INSURANCE COMPANY ("Penn Mutual"), a Pennsylvania Company, and HORNOR, TOWNSEND & KENT, INC. ("HTK"), a Pennsylvania Corporation.

                               W I T N E S S E D:

         WHEREAS, Penn Mutual is engaged in the business of issuing variable life insurance policies to the public;

         WHEREAS, HTK is licensed as a life insurance agent of Penn Mutual under state insurance laws, is registered as a broker-dealer under the Securities Exchange Act of 1934 and is a member of the National Association of Security Dealers, Inc.; and

         WHEREAS, Penn Mutual desires that HTK provide sales support services in connection with the sale of variable life insurance policies by designated life insurance agents of Penn Mutual, and HTK desires to provide such services;

         NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties agree as follows:

I.                            Training and Education
                              ----------------------

A. HTK will provide training and educational services to designated life insurance agents of Penn Mutual in connection with the sale of variable life insurance policies identified in Schedule I attached hereto (hereinafter rereferred to as "Policies"). Designated life insurance agents of Penn Mutual are those life insurance agents who are designated by Penn Mutual and are associated persons of HTK.

I.                                  Compliance
                                    ----------

A. Penn Mutual will furnish HTK with the names of its life insurance agents who indicate a desire to sell Policies.

A. HTK, after investigation, will select the life insurance agents of Penn Mutual who are to become qualified under federal and state securities laws and rules of the NASD to engage in the sale of Policies and will use its best efforts to cause such life insurance agents to be qualified. Life insurance agents so qualified will be "persons associated with" HTK under the Securities Exchange Act of 1934 and the applicable rules of the NASD. Upon such qualification of a life insurance agent, the fact will be certified in writing to Penn Mutual by HTK.

B. Prior to permitting a life insurance agent to sell Policies, Penn Mutual, HTK, the life insurance agent and the supervisor of the life insurance agent designated by HTK will enter into a mutually satisfactory agreement pursuant to which the life insurance agent will acknowledge that he will be an associated person of HTK in connection with his selling activities relating to Policies, that such activities will be under the supervision and control of HTK and the supervisor designated by HTK, and that the life insurance agent's right to continue to sell Policies is subject to his or her continued compliance with such agreement and the rules and procedures established by HTK.

A. It is contemplated that other personnel of Penn Mutual will become qualified as associated persons of HTK in order to carry out securities activities with respect to the sale of Policies. HTK will train such personnel as requested by Penn Mutual, and will use its best efforts to cause such personnel to become qualified as associated persons. Upon such qualification, the fact will be certified in writing to Penn Mutual by HTK.

A. HTK will fully comply with the requirements of NASD and of the Securities Exchange Act of 1934 and will supervise diligently the securities activities of life insurance agents of Penn Mutual who are associated persons of HTK. Upon request by HTK, Penn Mutual will furnish or request any life insurance agent who is an associated person to furnish (at Penn Mutual's or the life insurance agent's expense) such appropriate records that may be necessary to insure diligent supervision.

A. In the event any associated person falls or refuses to submit to supervision by HTK in accordance with this Agreement, or otherwise fails to meet the rules and standards imposed by HTK on the associated person, HTK shall certify such fact to Penn Mutual and shall immediately notify the associated person that he or she is no longer authorized to engage in securities activities with respect to the sale of Policies, and HTK and Penn Mutual shall take whatever additional action may be necessary to terminate such securities activities of the associated person.

A. HTK will assume full responsibility for the securities activities of its associated persons with respect to the sale of Policies and for initial and continued compliance by itself and its associated persons with applicable federal and state security laws and rules of the NASD, and in connection therewith may demand and shall be entitled to receive such assurances from Penn Mutual as HTK deems appropriate to demonstrate compliance with the Securities Act of 1933 and the Investment Company Act of 1940.

A. Compensation and reimbursement of expenses payable to life insurance agents in connection with sales of Policies shall be paid by Penn Mutual under Penn Mutual's agency contracts and will not be an expense of HTK. All premiums paid under Policies by policy owners shall be paid to Penn Mutual and will not be income to HTK. HTK shall have no interest in any commissions or other remuneration payable to life insurance agents by Penn Mutual or in any premiums paid under Policies to Penn Mutual. For regulatory purposes of the NASD and the Securities Exchange Act of 1934, commissions paid by Penn Mutual shall be appropriately reflected in the books and records maintained by or on behalf of HTK.

A. At the request of HTK, some or all of the books and records required to be maintained by a registered broker-dealer under the Securities Exchange Act of 1934 in connection with the sale of Policies will be maintained by Penn Mutual as agent for HTK. Penn Mutual agrees that such records are and shall remain the property of HTK, will be maintained and preserved in conformity with the requirements of Rules 17a-3 and 17a-4 under the Securities Exchange Act of 1934, to the extent that such requirements are applicable to the Policies, and will be subject to examination by the Securities Exchange Commission in accordance with
Section 17(a) of the Securities Exchange Act of 1934.

A. A confirmation with respect to each premium payment made under a Policy will be sent to the holder of such Policy in accordance with Rule 15cl-4 under the Securities Exchange Act of 1934.

I.                                Compensation
                                  ------------

A. In payment for the services performed under this Agreement, Penn Mutual shall compensate HTK as provided in Schedule I attached hereto.

A. The compensation for services provided under this Agreement shall be paid within 15 days after the end of the calendar month in which premium payments are accepted by Penn Mutual. Should Penn Mutual for any reason return a premium payment, HTK shall repay Penn Mutual the total amount of any compensation which Penn Mutual may have paid to HTK with respect to such purchase payments.

I.                                   General
                                     -------

A. Schedule I attached to this Agreement shall be signed by the parties to this Agreement and may be revised from time to time by agreement and signature of the parties.

A. This Agreement shall continue in effect until terminated. Either party may terminate the Agreement by giving the other party thirty days prior written notice.

A. This Agreement supersedes and replaces any and all prior sales support or similar assignments between Penn Mutual and HTK relating to the same subject matter.



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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year written above.

Attest                                    THE PENN MUTUAL LIFE
                                          INSURANCE COMPANY



------------------------------            By
Secretary                                 Richard F. Plush
                                          Vice President, Products & Programs


Attest                                    HORNOR, TOWNSEND & KENT, INC.



------------------------------            By
Secretary                                 Ronald C. Zimmerman
                                          President and Chief Executive Officer
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                                   SCHEDULE I


                   SALES SUPPORT AGREEMENT DATED APRIL 1, 1999


        Compensation Payable by The Penn Mutual Life Insurance Company to
                          Hornor, Townsend & Kent, Inc.
              Pursuant to Section 3 of the Sales Support Agreement
        ------------------------------------------------------------------





           Products                                     Compensation
           --------                                     ------------
Cornerstone VUL I, II and III Flexible          3.75% of total commission paid
Premium Adjustable Variable Life Insurance      (first year and renewal)
Policy and Variable EstateMax Last
Survivor Flexible Premium Adjustable
Variable Life Insurance Policies